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                                                                   EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pegasus Communications Corporation of our report dated May 31,
1996, except as to Note 14 for which the date is November 8, 1996, on our audits of the combined financial statements and financial statement schedule of Pegasus Communications Corporation as of and for the years ended December 31, 1994 and 1995, which report is included in this Registration Statement on Form S-1 (File No. 333-18739).


/s/ Coopers & Lybrand L.L.P.
    ------------------------
    COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
March 3, 1997